SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)  February 13, 1998
                                                      -----------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                     95-3825062
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(Commission File Number)                 (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California          90245
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(Address of Principal Executive Offices)                        (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

ITEM 5.           OTHER EVENTS.


On February 13, 1998 the following news release was issued:






                  Unocal Canada to exchange oil and gas assets
                    for Tarragon common stock and debentures

         El Segundo, Calif., Feb. 13, 1998 - Unocal Corporation said today that its Unocal Canada Limited subsidiary has reached agreement to exchange certain of its Canadian oil and gas assets with Tarragon Oil and Gas Limited for approximately $215 million (C$309 million) in Tarragon common stock and debentures.

         Under the agreement, Unocal Canada would receive 21 million shares of Tarragon common stock and $70 million (C$100 million) in Tarragon subordinated debentures with a floating coupon rate of 150 basis points over the three-year Government of Canada Treasury bond rate (fixed quarterly). The common share position would give Unocal Canada a 28.7-percent ownership in Tarragon.

         The agreement also gives Unocal representation on Tarragon's board of directors and the option to participate in Tarragon's future equity offerings.

         "Tarragon is a strong growth company with a record of low operating and finding and developing costs," said Charles R. Williamson, Unocal group vice president for International Operations. "Joining with an aggressive company like Tarragon will enable us to realize the full value of these Canadian assets for our stockholders and participate in the growth potential of Tarragon's other operations, while allowing our management team to focus on Unocal's strategic, long-term oil and gas growth opportunities."

         Williamson added that the exchange is accretive to Unocal's reserves and production. "We also expect to see Tarragon's aggressive approach increase reserves and production in the future."

         Unocal  Canada will transfer all of its producing oil and gas assets in
Alberta,   essentially  all  of  its  producing  assets  in  British   Columbia,
substantially  all of its undeveloped  lands in

Alberta and certain of its undeveloped lands in British Columbia to Tarragon.

     These assets include proved reserves of approximately 31 million barrels of oil equivalent (boe), 348,000 net acres of undeveloped land, 35,000 miles (57,000 kilometers) of 2-D seismic data, and 1,200 square miles (3,000 square kilometers) of proprietary 3-D seismic data. The undeveloped land being transferred to Tarragon is comprised of 330,000 net acres in Alberta (78% average working interest) and 35,000 net acres in British Columbia (74% average working interest).

         Net production from the Unocal Canada properties currently averages about 12,700 boe per day. The Unocal Canada reserves and production data are reported on a U.S. basis after royalties, with natural gas converted at a 6:1 ratio.

         Unocal Canada will retain its interests in the Alliance Pipeline project, the Aitken Creek Gas Storage Project in British Columbia, the Cal Ven Pipeline, interests in the Northwest Territories and oil and gas producing properties located in Southwest Saskatchewan. Net production from Southwest Saskatchewan is about 6,200 boe per day. Unocal Canada is currently in discussions with certain parties regarding the non-operated Southwest Saskatchewan assets.

         Unocal Canada has approximately 100 employees. Under the terms of the agreement, Tarragon will be offering employment opportunities to the Unocal Canada employees who are necessary to operate the assets, as well as those employees that have the skills and necessary experience to benefit the expanded Tarragon organization.

     The transaction, which is expected to close early in the second quarter 1998, is subject to customary Canadian regulatory approvals as well as the approval of the Tarragon stockholders.

     CIBC Wood Gundy Securities Inc. advised Unocal in respect to this transaction.

     Unocal is a leading global energy resource and project development company, with major oil and gas exploration and production activities in Asia, the U.S. Gulf of Mexico, and Latin America. The company maintains twin headquarters in California and Malaysia, and has major offices in Singapore, Jakarta, Bangkok, Sugar Land, Texas, and Lafayette, Louisiana.

     Forward-looking statements, including estimates of future business arrangements and operating forecasts in this news release are based on assumptions concerning market, competitive, regulatory, environmental, operational and other considerations. Actual results could differ materially.

     For more information about Unocal and its activities, visit Unocal's website at www.unocal.com.


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



                             UNOCAL CANADA LIMITED/
                          TARRAGON OIL AND GAS LIMITED

                            ASSET EXCHANGE FACT SHEET

U.S. dollar amounts are converted at the 2/12/98 foreign currency exchange rate; market prices quoted at close of trading on Toronto Stock Exchange on 2/12/98 Production and reserve data are stated in accordance with accepted U.S. reporting practices

VALUE OF TRANSACTION                 Approximately $215 million (C$309 million):
                                     21  million shares of Tarragon  Oil & Gas
                                     Limited - market value~$6.92 (C$9.95)/share
                                     $70  million  (C$100   million)  in  senior
                                     subordinated debentures with a floating
                                     coupon rate (current rate: 6.732%)



UNOCAL CANADA ASSETS CONTRIBUTED     Producing properties: Slave, Red Earth and
                                     Sturgeon fields in northern Alberta; Kakwa,
                                     Kaybob and Virginia Hills in west-central
                                     Alberta; and Fireweed in northeast British
                                     Columbia
                                     348,000 net acres undeveloped land
                                     35,000   miles  of  2-D seismic data
                                     1,200  square miles  of   proprietary   3-D
                                     seismic


UNOCAL CANADA ASSET OPERATING DATA (1997)
Proved reserves (12/31/97)           31 million boe: 15.9 mmbbl oil & NGL, 91.4
                                     bcf gas

NET PRODUCTION                       12,700 boe/d: 7,900 bbl oil & NGL/d,
                                     29 mmcf gas/d


UNOCAL'S PRO FORMA 28.7% INTEREST IN TARRAGON
PROVED RESERVES                      57.9 million boe: 28 million bbl oil & NGL,
                                     182 bcf gas

PRODUCTION                           17,100 boe/d: 8,300 bbl oil & NGL/d,
                                     53 mmcf gas/d


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


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                           UNOCAL CORPORATION
                                              (Registrant)




Date:  February 13, 1998                    By:  /s/ JOE D. CECIL
------------------------                    ------------------------------
                                             Joe D. Cecil
                                             Vice President and Comptroller




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